Exhibit 5.1

717 Texas Avenue, 16th floor Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com FIRM / AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
July 16, 2010	Dubai	Riyadh
	Frankfurt	Rome
	Hamburg	San Diego
	Hong Kong	San Francisco
	Houston	Shanghai
	London	Silicon Valley
	Los Angeles	Singapore
Continental Resources, Inc.	Madrid	Tokyo
302 N. Independence, Suite 1500	Milan	Washington, D.C.
Enid, Oklahoma 73701

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Continental Resources, Inc., an Oklahoma corporation (the “Company”), and Banner Pipeline Company, L.L.C., an Oklahoma limited liability company (the “Guarantor”), in connection with the Company’s filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

The Registration Statement registers the offering and sale of (i) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued pursuant to (a) a senior indenture to be entered into between the Company, the Guarantor, if a party thereto, and a trustee the Company will name in a prospectus supplement, a form of which is attached as Exhibit 4.5 to the Registration Statement, and one or more supplemental indentures thereto (collectively, the “Senior Indenture”) or (b) a subordinated indenture to be entered into among the Company, the Guarantor, if a party thereto, and a trustee the Company will name in a Prospectus Supplement, a form of which is attached as Exhibit 4.6 to the Registration Statement, and one or more supplemental indentures thereto (collectively, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”); (ii) if applicable, guarantees of the Debt Securities (the “Guarantees”) by the Guarantor; (iii) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”); and (iv) shares of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”). The Debt Securities, Guarantees, Common Stock and Preferred Stock are collectively referred to as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

Continental Resources, Inc.

July 16, 2010

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantor, and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other or as to any matters of municipal laws or the laws of any local agencies within any state. Various issues concerning the Oklahoma General Corporation Act and the internal laws of the State of Oklahoma are addressed in the opinion of Donald P. Fischbach, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when an Indenture has been duly authorized by all necessary corporate or limited liability company action of the Company and, if applicable, the Guarantor, and duly executed and delivered, and when the specific terms of a particular Debt Security and, if applicable, Guarantee, have been duly established in accordance with such Indenture and authorized by all necessary corporate or limited liability company action of the Company and, if applicable, the Guarantor, and such Debt Security and, if applicable, Guarantee have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus and the applicable Prospectus Supplement(s) and by such corporate or limited liability company action, as applicable, (i) such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and (ii) if applicable, such Guarantee will be a legally valid and binding obligation of the Guarantor, enforceable against such Guarantor in accordance with its terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration,

Continental Resources, Inc.

July 16, 2010

remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Debt Securities and, if applicable, the Guarantees, and the Indentures and supplemental indentures governing such securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company and, if applicable, the Guarantor, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP